Exhibit 5.1

                                 March 17, 2006

Wells Fargo Asset Securities Corporation
7430 New Technology Way
Frederick, Maryland 21703

Ladies and Gentlemen:

      We have acted as your counsel in connection with the registration statement (File No. 333-131594) filed with the Securities and Exchange Commission (the "Commission") on February 6, 2006, as amended (as amended, the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers Asset-Backed Certificates ("Certificates") and Asset-Backed Notes ("Notes") to be sold by Wells Fargo Asset Securities Corporation (the "Company") in one or more series (each, a "Series") of Securities. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a trustee to be identified in the Prospectus Supplement for such Series of Certificates (a "Trustee"), a securities administrator to be identified in the Prospectus Supplement for such Series of Certificates, if applicable (a "Securities Administrator") and a servicer (the "Servicer") or a master servicer (the "Master Servicer") to be identified in the Prospectus Supplement for such Series of Certificates. Each Series of Notes will be issued under a separate indenture (each, an "Indenture") between a statutory trust formed to issue the Notes (the "Note Issuer") and an indenture trustee to be identified in the Prospectus Supplement for such Series of Notes (an "Indenture Trustee"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

      In rendering the opinion set forth below, we have examined and relied upon the following: (i) the Registration Statement, the Prospectus and the form of Prospectus Supplement constituting a part thereof, each substantially in the form filed with the Commission and (ii) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Company, a Trustee, a Securities Administrator (if applicable) and the Servicer or Master Servicer, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be validly issued, fully paid and non-assessable.

      2. When an Indenture for a Series of Notes has been duly and validly authorized, executed and delivered by the Note Issuer and an Indenture Trustee, and the Notes of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Notes will be binding obligations of the Note Issuer, enforceable against the Note Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus and the form of Prospectus Supplement forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                        Very truly yours,

                                        /s/ Cadwalader, Wickersham & Taft LLP